CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-105819, No. 333-107143, and No. 333-136123 on Form S-8 of our report dated April 1, 2009, relating to the consolidated financial statements and financial statement schedule of Core Molding Technologies, Inc. appearing in this Annual Report on Form 10-K of Core Molding Technologies, Inc. for the year ended December 31, 2009.
/s/ Deloitte and Touche LLP
Columbus, Ohio
April 7, 2010